QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Benchmark Electronics, Inc.:

        We consent to incorporation by reference in the registration statement on Form S-8 of Benchmark Electronics, Inc. of our report dated February 5, 2002, related to the consolidated balance sheets of Benchmark Electronics, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income (loss), shareholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2001, which report is incorporated by reference in the December 31, 2001 annual report on Form 10-K of Benchmark Electronics, Inc., and our report dated February 5, 2002 related to the consolidated financial statement schedule, which report is included in the December 31, 2001 annual report on Form 10-K of Benchmark Electronics, Inc. The audit report covering the December 31, 2001 financial statements refers to a change in the method of accounting for derivative instruments and hedging activities in 2001.

KPMG LLP

Houston, Texas
February 12, 2003

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS